                                                                    EXHIBIT 2.1


                        PURCHASE AND ASSUMPTION AGREEMENT

                                 BY AND BETWEEN

                                  AMERICAN BANK

                                       AND

                      BALTIMORE COUNTY SAVINGS BANK, F.S.B.



                                   DATED AS OF

                                JANUARY 12, 2010


                                TABLE OF CONTENTS


                                                                                                   Page
ARTICLE I
DEFINITIONS..........................................................................................1
      Section 1.1.         Defined Terms.............................................................1
                           -------------
      Section 1.2.         Accounting Terms..........................................................9
                           ----------------
ARTICLE II
PURCHASE AND SALE OF PURCHASED ASSETS AND ASSIGNMENT
      AND ASSUMPTION OF ASSUMED LIABILITIES.........................................................10
      Section 2.1.         Purchase and Sale of Assets; No Other Assets Purchased...................10
                           ------------------------------------------------------
      Section 2.2.         Excluded Assets...........................................................5
                           ---------------
      Section 2.3          Assumed Liabilities.......................................................6
                           -------------------
      Section 2.4          Excluded Liabilities......................................................7
                           ---------
ARTICLE III
      PURCHASE PRICE; PRORATIONS;ALLOCATION OF PURCHASE PRICE;
                           ADJUSTMENT OF PAYMENT AMOUNT.............................................15
      Section 3.1.         Purchase Price...........................................................15
                           --------------
      Section 3.2.         Prorations...............................................................16
                           ----------
      Section 3.3.         Allocation of Purchase Price..............................................8
                           ----------------------------
      Section 3.4          Adjustment of Payment Amount..............................................9
                           ----------------------------
ARTICLE IV
TAXES ..............................................................................................10
      Section 4.1.         Sales, Transfer and Use Taxes............................................10
                           -----------------------------
ARTICLE V
CLOSING.............................................................................................11
      Section 5.1.         Closing Date.............................................................21
                           ------------
      Section 5.2.         Seller's Deliveries......................................................24
                           -------------------
      Section 5.3.         Purchaser's Deliveries...................................................26
                           ----------------------
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SELLER............................................................27
      Section 6.1.         Organization.............................................................27
                           ------------
      Section 6.2.         Authority................................................................28
                           ---------
      Section 6.3          Non-Contravention........................................................13
                           -----------------
      Section 6.4.         Compliance with Law......................................................29
                           -------------------
      Section 6.5.         Legal Proceedings........................................................29
                           -----------------
      Section 6.6.         Condition and Title to Purchased Assets..................................30
                           ---------------------------------------
      Section 6.7.         No Broker................................................................31
                           ---------
      Section 6.8.         Deposit Liabilities......................................................31
                           -------------------
      Section 6.9.         Assumed Liabilities......................................................14
                           -------------------
      Section 6.10.        Regulatory Matters.......................................................14
                           ------------------
      Section 6.11.        Accuracy of Books and Records............................................15
                           -----------------------------
                                                        i

      Section 6.12         Environmental Matters....................................................15
                           ---------------------
      Section 6.13         Employee Matters.........................................................15
                           ----------------
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................35
      Section 7.1.         Organization.............................................................16
                           ------------
      Section 7.2.         Authority................................................................36
                           ---------
      Section 7.3.         Non-Contravention........................................................36
                           -----------------
      Section 7.4.         Legal Proceedings........................................................37
                           -----------------
      Section 7.5.         Regulatory Matters.......................................................37
                           ------------------
      Section 7.6.         Capital Available........................................................17
                           -----------------
      Section 7.7          No Broker................................................................40
                           ---------
ARTICLE VIII
COVENANTS OF SELLER.................................................................................41
      Section 8.1.         Conduct of the Seller's Business.........................................41
                           --------------------------------
      Section 8.2.         Regulatory Approvals.....................................................43
                           --------------------
      Section 8.3.         Transfer of Data.........................................................19
                           ----------------
      Section 8.4.         Forms....................................................................44
                           -----
      Section 8.5          Interest Information.....................................................45
                           --------------------
      Section 8.6          Non-Solicitation.........................................................45
                           ----------------
      Section 8.7          Further Assurances.......................................................20
                           ------------------
      ARTICLE IX
COVENANTS OF PURCHASER..............................................................................47
      Section 9.1.         Regulatory Approvals and Standards.......................................47
                           ----------------------------------
      Section 9.2.         Solicitation of Accounts.................................................48
                           ------------------------
      Section 9.3.         Recording of Instruments of Assignment...................................49
                           --------------------------------------
      Section 9.4.         Other Transactions.......................................................49
                           ------------------
      Section 9.5          Further Assurances.......................................................21
                           ------------------
ARTICLE X
ACCESS; EMPLOYEE AND CUSTOMER COMMUNICATIONS........................................................50
      Section 10.1.        Access by Purchaser......................................................50
                           -------------------
      Section 10.2.        Communications with Customers............................................22
                           -----------------------------
      Section 10.3         Inspection of Real Property..............................................22
                           ---------------------------
      Section 10.4         Real Property, Title and Surveys.........................................22
                           -------------------------------
ARTICLE XI
TRANSITIONAL MATTERS................................................................................56
      Section 11.1.        Payment of Deposit Liabilities...........................................56
                           ------------------------------
      Section 11.2.        Notice and Delivery of Purchaser's Check Forms...........................59
                           ----------------------------------------------
      Section 11.3.        Uncollected Checks Returned to Seller....................................59
                           -------------------------------------
      Section 11.4.        New ATM/Debit Cards......................................................59
                           -------------------
      Section 11.5.        Deactivation of ATM and ATM/Debit Cards..................................59
                           ---------------------------------------
      Section 11.6.        Actions With Respect to IRA Deposit Liabilities..........................59
                           -----------------------------------------------
      Section 11.7.        Bulk Transfer Laws.......................................................59
                           ------------------
      Section 11.8         Processing of Electronic Items...........................................59
                           ------------------------------
      Section 11.9         Account Statements.......................................................28
                           ------------------
      Section 11.10        Loan Payments............................................................28
                           -------------

                                                   ii

      Section 11.11        Assumption of Risks......................................................28
                           -------------------
ARTICLE XII
CONDITIONS TO CLOSING...............................................................................59
      Section 12.1.        Conditions to Obligations of Seller......................................59
                           -----------------------------------
      Section 12.2.        Conditions to Obligations of Purchaser...................................59
                           --------------------------------------
ARTICLE XIII
DATA PROCESSING.....................................................................................59
      Section 13.1.        Conversion...............................................................59
                           ----------
ARTICLE XIV
INDEMNIFICATION.....................................................................................33
      Section 14.1.        Seller Indemnification...................................................59
                           ----------------------
      Section 14.2.        Purchaser Indemnification................................................59
                           -------------------------
      Section 14.3.        Indemnification Procedure................................................34
                           -------------------------
      Section 14.4.        Limitation on Liability..................................................59
                           -----------------------
      Section 14.5.        General..................................................................59
                           -------
      Section 14.6.        Survival.................................................................59
                           --------
ARTICLE XV
EMPLOYEES...........................................................................................36
      Section 15.1.        Hiring of Employees......................................................36
                           -------------------
      Section 15.2         Salaries, Bonuses, etc...................................................36
                           -----------------------
      Section 15.3         Hirings..................................................................37
                           -------
      Section 15.4         Solicitation of Employees................................................37
                           -------------------------
      Section 15.5         Retention Bonus Pool.....................................................37
                           --------------------
      Section 15.6         COBRA Notifications......................................................37
                           -------------------
ARTICLE XVI
POST-CLOSING MATTERS ...............................................................................37
      Section 16.1         Further Assurances.......................................................37
                           ------------------
      Section 16.2.        Access to and Retention of Books and Records.............................59
                           --------------------------------------------
      Section 16.3.        Deposit Histories........................................................38
                           -----------------
ARTICLE XVII
MISCELLANEOUS.......................................................................................59
      Section 17.1.        Expenses.................................................................39
                           --------
      Section 17.2.        Trade Names and Trademarks...............................................59
                           --------------------------
      Section 17.3.        Termination:  Extension of Closing Date..................................59
                           ---------------------------------------
      Section 17.4.        Modification and Waiver..................................................59
                           -----------------------
      Section 17.5.        Binding Effect: Assignment...............................................59
                           --------------------------
      Section 17.6.        Confidentiality..........................................................59
                           ---------------
      Section 17.7.        Entire Agreement; Governing Law..........................................59
                           -------------------------------
      Section 17.8.        Consent to Jurisdiction; Waiver of Jury Trial............................59
                           ----------------------------------------------
      Section 17.9.        Waiver of Certain Damages................................................59
                           -------------------------
      Section 17.10.       Severability.............................................................59
                           ------------
      Section 17.11.       Counterparts.............................................................59
                           ------------
      Section 17.12.       Notices..................................................................59
                           -------
      Section 17.13.       Interpretation...........................................................59
                           --------------
      Section 17.14.       Specific Performance.....................................................59
                           --------------------

                                                     iii


      Section 17.15.       No Third Party Beneficiaries.............................................59
                           ----------------------------

        Schedules
        ---------

         2.1(b)            Fixed Assets

         2.1(d)            Assumed Contracts

         2.1(f)            Assumed Leases

         2.1(g)            Real Property

         2.2               Excluded Assets

         2.3(a)            Deposit Liabilities

         6.10(a)           Regulatory Approvals

         6.12              Environmental Matters

         6.13              List of Seller's Employees at Branches

                                       iv

      Exhibits
      --------

         A                 Preliminary Closing Statement

         B                 Final Closing Statement

         C                 Form of Assignment and Assumption Agreement

         D                 Form of Bill of Sale

         E                 Map of Prohibited Area

                        PURCHASE AND ASSUMPTION AGREEMENT


         This PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") dated as of January ___, 2010 by and between Baltimore County Savings Bank, F.S.B., a federal savings bank with its principal office in Baltimore, Maryland ("Seller"), and American Bank, a federal savings bank with its principal office in Greenbelt, Maryland ("Purchaser").

         WHEREAS, Purchaser desires to acquire certain assets and assume certain Deposit Liabilities of Seller and Seller desires to transfer to Purchaser such assets and Deposit Liabilities of Seller as described below in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby subject to the terms and conditions set forth herein, Seller and Purchaser agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1.   DEFINED TERMS.
                        -------------

As used in this Agreement, the following terms shall have the following meanings:

         "Account" shall have the meaning specified in Section 13.1(a).
          -------

         "Account Histories" shall have the meaning specified in Section
          -----------------
13.1(c).

         "Accrued Interest" shall mean, as of any date, the interest, dividends,
          ----------------
fees, costs and other charges that have been accrued on but not paid, credited, or charged to the Deposit Liabilities.

         "Adjusted Payment Amount" shall have the meaning specified in Section
          -----------------------
3.4(a).

         "Affiliate" shall mean, with respect to any Person, any other Person
          ---------
that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, or a director, officer, partner, joint venturer or member of such Person and any successors of such Person.

         "Assignment and Assumption Agreement" shall have the meaning specified
          -----------------------------------
in Section 5.2(a).

         "Assumed Contracts" shall have the meaning specified in Section 2.1.
          -----------------

         "Assumed Liabilities" shall have the meaning specified in Section 2.3.
          -------------------

         "Branches" shall mean the branch offices of Seller located at 6335
          --------
Baltimore National Pike, Catonsville, MD 21228 ("Catonsville"); 9416 Baltimore National Pike, Ellicott City, MD 21042 ("Ellicott City"); 4228 Harford Road, Baltimore, MD 21214 ("Hamilton"); and 9231 Lakeside Boulevard, Owings Mills, MD 21117 ("Owings Mills").

         "Business Day" shall mean any day that the Federal Reserve Bank of New
          ------------
York is open.

         "Closing" shall have the meaning specified in Section 5.1(a).
          -------

         "Closing Date" shall have the meaning specified in Section 5.1(a).
          ------------

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and
          ----
the regulations promulgated thereunder.

         "Confidentiality Agreement" shall mean that certain letter agreement
          -------------------------
between Purchaser and Seller dated as of March 10 2009.

         "Customers" shall mean, individually and collectively, the Persons
          ---------
named as the owners of the accounts relating to the Deposit Liabilities.

         "Customer Notices" shall have the meaning specified in Section 10.2.
          ----------------

         "Damages" shall have the meaning specified in Section 14.1.
          -------

         "Deposit Liabilities" shall mean all of Seller's obligations and
          -------------------
liabilities relating to (a) the deposit accounts listed on Schedule 2.3 hereto, and (b) deposit accounts which are opened at the Branches between the close of business of Seller on the Business Day set forth on Schedule 2.3 and the close of business on the Closing Date, including, without limitation, all passbook accounts, all statement savings accounts, checking, Money Market and NOW accounts, and savings and certificate IRA accounts and corporate sweep accounts, together with Accrued Interest thereon, all as exist at the close of business on the Closing Date, but excluding any deposit account excluded as Deposit Liabilities under Section 2.4 and any claim or other liability relating to the origination of any such deposit account or the administration of any such deposit account prior to the close of business on the Closing Date.

         "Draft Closing Statement" shall mean a draft closing statement as of
          -----------------------
the close of business of the fifth Business Day immediately preceding the Closing Date setting forth the Cash Payment Amount (including all estimated adjustments and prorations thereto).

         "Electronic Records" shall have the meaning specified in Section 8.3.
          ------------------

         "Estimated Closing Payment" shall mean the estimate of the Purchase
          -------------------------
Price set forth on the preliminary closing statement under Section 3.4.

         "Excluded IRA Deposits" shall have the meaning specified in Section
          ---------------------
11.6(a).

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended (12
          ----
U.S.C. ss.ss. 1811 et seq.).

         "FDIC" shall mean the Federal Deposit Insurance Corporation.
          ----

         "Federal Funds Rate" shall mean, for the period involved, the average
          ------------------
of the interest rates for each day of the period set forth in H.15(519) opposite the caption "Federal Funds (Effective)." H.15(519) means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "Final" shall mean, as applied to any governmental order or action,
          -----
that such order or action has not been stayed, vacated or otherwise rendered ineffective and either (a) the time period for taking an appeal therefrom shall have passed without an appeal therefrom having been taken, or (b) if any such appeal shall have been dismissed or resolved, all applicable periods for further appeal of such order or action shall have passed.

         "Final Approval Date" shall mean, with respect to the transactions
          -------------------
contemplated hereby, the date upon which the last of the following has occurred:
(a) all Regulatory Approvals have been obtained; (b) all applicable regulatory notices which are required to be published or given prior to consummation of the transactions contemplated hereby have been published or given; (c) the filing of all applicable regulatory reports; and (d) the expiration of all applicable regulatory comment and waiting periods.

         "Final Settlement Date" shall have the meaning specified in Section
          ---------------------
3.4(c).

         "GAAP" shall have the meaning specified in Section 1.2.
          ----

         "Indemnified Party" shall have the meaning specified in Section 14.3.
          -----------------

         "Indemnitor" shall have the meaning specified in Section 14.3.
          ----------

         "IRA" shall mean an individual retirement account as specified in
          ---
Section 408 and 408A of the Code.

         "IRA Deposit Liability" shall mean a Deposit Liability in an account
          ---------------------
which is an IRA.

         "IRS" shall mean the Internal Revenue Service of the United States.
          ---

         "Items" shall mean transfers of funds by wire or through the Automated
          -----
Clearing House, checks, drafts, negotiable orders of withdrawal and items of a like kind which are drawn on or deposited and credited to the Deposit Liabilities.

         "Knowledge" shall mean, with respect to Seller, the actual knowledge as
          ---------
of the date hereof, without further investigation, of any of Seller's executive officers, and with respect to Purchaser, the actual knowledge as of the date hereof, without further investigation, of any of Purchaser's executive officers.

         "Laws" shall have the meaning set forth in Section 6.4.
          ----

         "Person" shall mean any individual, partnership, joint venture,
          ------
corporation, trust, limited liability company, unincorporated organization, government or other entity.

         "Provisional Settlement Date" shall have the meaning specified in
          ---------------------------
Section 3.4(b).

         "Purchased Assets" shall have the meaning specified in Section 2.1.
          ----------------

         "Purchase Price" shall have the meaning specified in Section 3.4.
          --------------

         "Purchaser" shall have the meaning specified in the Preamble.
          ---------

         "Regulatory Approvals" shall have the meaning specified in Section
          --------------------
6.10(a).

         "Returned Item" shall have the meaning given in Section 13.1(g).
          -------------

         "Safe Deposit Boxes" means the safe deposit boxes of the Seller
          ------------------
including the removable safe deposit boxes and safe deposit stacks in the Seller's vault at the Branches, all rights and benefits (other than fees due and collected prior to the Closing Date) under rental agreements with respect to such safe deposit boxes, and all keys and combinations thereto.

         "Settlement Date" shall have the meaning specified in Section 3.4(b).
          ---------------

         "Transfer Date" shall mean the first Business Day following the Closing
          -------------
Date.

         SECTION 1.2.   ACCOUNTING TERMS.
                        ----------------

         All accounting terms not otherwise defined herein shall have the respective meanings assigned to them in accordance with generally accepted accounting principles as in effect from time to time in the United States of America ("GAAP").

                                   ARTICLE II

            PURCHASE AND SALE OF PURCHASED ASSETS AND ASSIGNMENT AND
                       ASSUMPTION OF ASSUMED LIABILITIES

         SECTION 2.1.   PURCHASE AND SALE OF ASSETS.
                        ---------------------------

         The Seller agrees, subject to the other terms and conditions of this Agreement, to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser agrees to purchase, accept and receive from Seller, on the Closing Date, the following assets, properties and rights free and clear of all encumbrances, except such encumbrances that arise under applicable law (collectively, the "Purchased Assets"):
                    ----------------

         (a) all overdrafts associated with all Deposit Liabilities assumed by Purchaser under Section 2.3 hereof;

         (b) all of Seller's right, title and interest in and to all personal property, furniture, fixtures, leasehold improvements and equipment located at the Branches and owned by Seller, as listed on Schedule 2.1(b) hereto, together with any manufacturer's warranties and maintenance or service agreements thereon which are in effect on the Closing Date and are assignable to Purchaser ("Fixed Assets");
                 ------------

         (c)   all cash on hand ("Cash on Hand") maintained at the Branches as
                                  ------------
               of the close of business on the Closing Date;

         (d) Seller's rights under, or created by, the contracts relating to the operation or maintenance of the Branches that are assignable by Seller to Purchaser, which contracts are identified on
               Schedule 2.1(d) hereto (the "Assumed Contracts");
                                            -----------------

         (e)   The Safe Deposit Boxes;

         (f) all of Seller's rights as lessee under the Leases on the Catonsville, Ellicott City and Owings Mills Branches, which leases are identified on Schedule 2.1(f) hereto (the "Assumed
                                                                     -------
               Leases"); and
               ------

         (g) all of Seller's right, title and interest in and to the real property on which the Hamilton Branch is located and the buildings and improvements situated thereon, the legal descriptions of which are set forth on Schedule 2.1(g) hereto (the "Real Property").
                     -------------

         SECTION 2.2.   EXCLUDED ASSETS.
                        ---------------

         All assets, properties and rights of Seller not expressly included in the Purchased Assets are excluded from the transactions contemplated by this Agreement, including, without limitation, the following items:

         (a) all trademarks, copyrights, third party software licenses, medallion program stamps, signs, logos, proprietary information, stationery, forms, labels, shipping materials, brochures, advertising and marketing materials and similar property of Seller and its Affiliates;

         (b) all assets, properties and rights of Seller and its Affiliates used, relating to, located at or attributed to all operations, branches and facilities of Seller and its Affiliates other than the Branches or the Purchased Assets; and

         (c)   all other assets listed on Schedule 2.2(c) hereto.

         SECTION 2.3.   ASSUMED LIABILITIES.
                        -------------------

         Subject to the terms and conditions of this Agreement, on the Closing Date Purchaser shall assume, and thereafter honor and fully and timely, pay, perform and discharge when due, the following liabilities of Seller and shall perform all liabilities, duties, responsibilities, and obligations of Seller under the following, to the extent that such liabilities, duties, responsibilities and obligations arise or accrue after the close of business on the Closing Date (collectively, the "Assumed Liabilities"):
                                     -------------------

         (a)   the Deposit Liabilities -

                  (i) All of Seller's duties and responsibilities relating to the Deposit Liabilities, including without limitation, with respect to (x) the abandoned property laws of any state or (y) any other applicable law;

                  (ii) Any of Seller's accrued and unpaid expenses related to the Deposit Liabilities to the extent a proration or adjustment is made with respect thereto pursuant to
                         Section 3.2; and

                  (iii) Any and all other liabilities and obligations relating to or arising out of the Purchased Assets or Assumed Deposit Liabilities to be performed after the Closing, and as set forth in Schedule 2.3(a), but only to the
                                             ---------------
                         extent that such liabilities or obligations arise or accrue after the close of business on the Closing Date;

         (b)   the Assumed Leases on the Branches;

         (c)   the Assumed Contracts;

         (d)   the Real Property; and

         (e) the operation of the Branches in the ordinary course of business, including, without limitation, the payment of salary, compensation and employee benefits earned by employees of the Seller employed at the Branches after the Closing Date.

         SECTION 2.4.   EXCLUDED LIABILITIES.
                        --------------------

         All liabilities and obligations of Seller not expressly included in the Assumed Liabilities are excluded from the transactions contemplated in the Agreement, including, without limitation, the following items:

         (a) all liabilities associated with cashier's checks or other official bank checks and traveler's checks issued by Seller;

         (b) all liabilities associated with accounts of Seller's employees, officers and directors, other than accounts of those employees of the Seller employed at the Branches;

         (c)   certificate of deposit accounts and IRA certificate accounts that
               (a) are subject to any order, agreement or encumbrance that in any way restricts the payment of funds representing such account on the order of the depositor, or (b) are "brokered deposits" (as that term is defined in 12 C.F.R. Sections 337.6(a)(2)); and

         (d) all liabilities and obligations of Seller relating to the Branches that are not expressly included in the Assumed Liabilities.

                                   ARTICLE III

                           PURCHASE PRICE; PRORATIONS;
                          ALLOCATION OF PURCHASE PRICE;
                     ADJUSTMENT OF ESTIMATED PAYMENT AMOUNT

         SECTION 3.1.   PURCHASE PRICE.
                        ---------------

         In consideration of the assumption by Purchaser of the Assumed Liabilities, Seller shall transfer the Assets to Purchaser and shall pay Purchaser, by wire transfer of immediately available funds on the Closing Date, an amount equal to the Deposit Liabilities, determined in accordance with
Section 2.3(a) hereof reduced by the sum of:

         (a) the book value (net of accumulated depreciation) of the Fixed Assets as shown on the books and records of Seller on the Closing Date prorated for depreciation/amortization through the month in which the Closing Date occurs;

         (b) the current book value of the Real Property, as carried on the books and records of Seller, on the Closing Date;

         (c) the face amount of Cash on Hand maintained at the Branches on the Closing Date; and

         (d)   the lesser of 2% of the Deposit Liabilities or $1,350,000.

         The amount determined by such payment formula is herein referred to as the "Cash Payment Amount" and shall be further adjusted on the Closing Date in accordance with Section 3.2 hereof. The Purchase Price shall be determined in accordance with Section 3.4. The payment formula referred to above is for the sole purpose of determining the amount of cash transferable by the Seller to the Purchaser at the Closing Date and shall not constitute an allocation of the Purchase Price to any particular asset being transferred or liability being assumed pursuant hereto.

         SECTION 3.2.   PRORATIONS.
                        ----------

         It is the intention of the parties hereto that Seller shall operate the Branches and maintain the Deposit Liabilities for its own account until the close of business on the Closing Date and that Purchaser shall operate the Branches and maintain the Deposit Liabilities for its own account from and after the close of business on the Closing Date. Thus, except as otherwise specifically provided in this Agreement, items of expense directly attributable to the operation of the Branches (which shall not include any general overhead expenses of Seller) shall be prorated as of the close of business on the Closing Date, whether or not such adjustment would normally be made as of such time, including, without limitation, (i) telephone, electric, gas, water, and other utility services (to the extent it is not possible to transfer such services into the name of Purchaser as of the Closing Date), (ii) taxes associated with the Real Property and the Fixed Assets, (iii) assessments (including, without limitation, assessments attributable to prepaid FICO assessments and prepaid FDIC deposit inurance assessments through the Closing Date, provided that Purchaser's portion of the prepaid assessments shall be based on the lower of the assessment rate charged Seller for the relevant period or the assessment rate charged Purchaser for the relevant period), (iv) payments due on Leases and Assumed Contracts, and (v) similar expenses related to the Assets transferred hereunder, except that any penalties or excess charges resulting solely from Seller's inaction shall be borne entirely by Seller. To the extent any such item has been prepaid by Seller for a period extending beyond the Closing Date, there shall be a proportionate adjustment in favor of Seller for the current period. Seller and Purchaser shall file all necessary notices and documentation with the FDIC pursuant to 12 C.F.R 327.12(f) to facilitate the transfer of the prepaid deposit insurance assessment attributable to the Deposits Liabilities to the Purchaser.

         SECTION 3.3.   ALLOCATION OF PURCHASE PRICE.
                        ----------------------------

         The purchase price for the assets being purchased and the Deposit Liabilities being assumed by Purchaser pursuant to this Agreement shall be allocated on an allocation schedule to be agreed upon by Purchaser and Seller within thirty (30) days after the Closing Date. This allocation is intended to comply with the allocation method required by Section 1060 of the Internal Revenue Code of 1986, as amended. Purchaser and Seller shall cooperate to comply with all substantive and procedural requirements of Section 1060 and any regulations thereunder, and the allocation shall be adjusted if and to the extent necessary to comply with the requirements of Section 1060. The parties shall: (i) each report the federal, state and local and other tax consequences of the purchase and assumption contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule; and (ii) take no position in any tax filing, return, proceeding, audit or otherwise which is inconsistent with such allocation.

         SECTION 3.4.   METHOD OF PAYMENT AND ADJUSTMENT OF PAYMENT.
                        -------------------------------------------

         Because the parties acknowledge that certain amounts to be paid may not be finally determinable until after the Closing Date, the Closing Payment will be paid as follows:

         (a) Not less than two (2) Business Days prior to the Closing Date, Seller shall deliver to Purchaser a proposed preliminary closing statement in substantially the same form as Exhibit A as of a
                                                           ---------
               date not more than five (5) Business Days prior to the Closing Date. The parties shall agree upon the preliminary closing statement prior to the Closing Date. On the Closing Date, Seller will transfer to Purchaser, by wire transfer of immediately available funds, the estimated Closing Payment as reflected on the preliminary closing statement (the "Estimated Closing
                                                       -----------------
               Payment").
               -------

         (b) Not later than ten (10) Business Days following the Closing Date (the "Provisional Settlement Date"), Seller and Purchaser shall
                     ---------------------------
               determine the actual Closing Payment and execute a final closing statement in substantially the same form as Exhibit B. Based on
                                                           ---------
               such determination, Seller shall pay to Purchaser, or Purchaser shall pay to Seller, as appropriate, in immediately available funds, by wire transfer effected in accordance with the written instructions of the party entitled to receive payment, an amount equal to the difference between the Estimated Closing Payment and the actual Closing Payment plus interest on such difference for the number of days elapsed from but excluding the Closing Date to and including the Provisional Settlement Date, at the daily Federal Funds Rate for each day within that period.

         (c) Purchaser and Seller agree to recalculate and adjust by appropriate payment in immediately available funds, by wire transfer effected in accordance with the written instructions of the party entitled to receive such payment, thirty (30) Business Days after the Closing Date (the "Final Settlement Date"), the
                                                 ---------------------
               Closing Payment if the parties shall determine that the amount previously paid to Purchaser as the Closing Payment should be adjusted. Any payment made based on an adjustment of the Closing Payment by either party to the other shall include interest on the amount of the adjustment for the number of days elapsed from but excluding the Closing Date to and including the Final Settlement Date at the Federal Funds Rate on the Closing Date. Any payment by Purchaser to Seller or Seller to Purchaser pursuant to this Section 3.4(c) shall be treated, for all purposes, as an adjustment to the Purchase Price.

                                   ARTICLE IV

                                      TAXES

         SECTION 4.1.   SALES, TRANSFER AND USE TAXES.
                        -----------------------------

         Except as otherwise provided in this Agreement, any sales, use, transfer, filing, recordation or similar taxes (collectively, "Taxes") which are payable or arise as a result of this Agreement or the consummation of the transactions contemplated hereby, shall be split equally between the Purchaser and Seller and shall be paid on the Closing Date. Purchaser shall indemnify and hold harmless Seller from and against such taxes, including those arising upon subsequent audit by any taxing authority, including interest and penalties with respect to any taxes that were paid by the Purchaser. If such Taxes are treated as a proration pursuant to Section 3.2, Seller agrees to remit such Taxes to the proper authority on or before the date the same shall become due, accompanied by such tax returns as may be required to be filed with such payment. Purchaser and Seller will cooperate in the preparation of any filings or returns.

                                    ARTICLE V

                                     CLOSING

         SECTION 5.1.   CLOSING DATE.
                        ------------

         (a) Upon the terms and subject to the conditions of this Agreement, the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices
                                             -------
               of Kilpatrick Stockton, LLP 607 14th Street, NW, Suite 900, Washington, D.C. at 10:00 a.m. (which Closing shall be effective as of the close of business on the Closing Date) on a date mutually determined by the parties in writing not to exceed fifteen (15) days following receipt of the last required Regulatory Approval and expiration of all applicable waiting periods, provided all conditions to the obligations of the parties set forth in Article XII hereof have been satisfied or waived (other than obligations to be performed at the Closing) or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree in writing ("Closing
                                                                       -------
               Date").
               ----

         (b) It is anticipated that the conversion of Seller's account information as to the Deposit Liabilities onto Purchaser's data processing system will occur following the Closing Date. Seller and Purchaser shall each use their commercially reasonable efforts to take such actions, and Seller and Purchaser shall cooperate with each other to ensure that such input or conversion is completed.

         SECTION 5.2.   SELLER'S DELIVERIES.
                        -------------------

         On or before the Closing Date, Seller shall deliver to Purchaser, duly executed and acknowledged where required:

         (a) An assignment and assumption agreement with respect to the Assumed Liabilities in substantially the form of Exhibit C hereto
                                                                ---------
               (the "Assignment and Assumption Agreement"), executed in
                     -----------------------------------
               counterparts by Seller;

         (b) A Bill of Sale, in substantially the form attached hereto as Exhibit D (the "Bill of Sale"), transferring to Purchaser all of
               ---------
               Seller's interest in the Purchased Assets;

         (c)   A deed transferring title to the Real Property to Purchaser;

         (d) Consents from third persons that are required to effect the assignments set forth in the Assignment and Assumption Agreement;

         (e) The estimated closing statement setting forth the Estimated Closing Payment;

         (f) Subject to Section 11.6 hereof, the resignation of Seller as trustee or custodian, as applicable, with respect to each IRA deposit account included in the Deposit Liabilities and the designation of Purchaser as successor trustee or custodian with respect thereto;

         (g) Physical possession of all Purchased Assets as are capable of physical delivery;

         (h) Possession of all files for the Deposit Liabilities in custody of Seller relating thereto, including signature cards for the Deposit Liabilities, and at least sufficient to allow Purchaser to comply with its obligations under Section 13 hereof;

         (i) A certificate of the Secretary of Seller certifying to the resolutions adopted by the Board of Directors of Seller approving and authorizing the transactions contemplated hereby;

         (j) A certificate of the Chief Executive Officer and Chief Financial Officer of Seller as to the accuracy in all material respects of the representations and warranties of the Seller herein as of such Closing Date and as to the performance in all material respects by the Seller all its obligations hereunder to be performed at or prior to such Closing Date;

         (k) The written consent or the approval of the Office of Thrift Supervision to the transaction; and

         (l) Such other documents as are necessary to effect the transactions contemplated hereby as Purchaser shall reasonably request.

         SECTION 5.3.   PURCHASER'S DELIVERIES.
                        ----------------------

         On or before the Closing Date, Purchaser shall deliver to Seller:

         (a) The Assignment and Assumption Agreement, executed in counterparts by Purchaser;

         (b) Subject to Section 11.6 hereof, Purchaser's acceptance of its appointment as of the close of business on the Closing Date as successor trustee or custodian, as applicable, of the IRA deposit accounts included in the Deposit Liabilities and its assumption of the fiduciary obligations of the trustee or custodian with respect thereto;

         (c) A certificate of the Secretary of Purchaser certifying to the resolutions adopted by the Board of Directors of Purchaser approving and authorizing the transactions contemplated hereby;

         (d) A certificate of the Chief Executive Officer and Chief Financial Officer of Purchaser as to the accuracy in all material respects of the representations and warranties of the Purchaser herein as of such Closing Date and as to the performance in all material respects by the Purchaser all its obligations hereunder to be performed at or prior to such Closing Date;

         (e) The written consent or the approval of the Office of Thrift Supervision to the transaction; and

         (f) Such other documents as are necessary to effect the transactions contemplated hereby as Seller shall reasonably request.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

         SECTION 6.1.   ORGANIZATION.
                        -------------

         Seller is a federal savings bank duly organized, and validly existing under the laws of the United States of America with full power and authority to carry on its business as now being conducted and to accept and maintain the Deposit Liabilities and to transfer the Purchased Assets and Assumed Liabilities to Purchaser.

         SECTION 6.2.   AUTHORITY.
                        ---------

         Seller has the power and authority to enter into and perform this Agreement and any instruments or other documents executed pursuant hereto. This Agreement and any other documents or instruments executed pursuant hereto, and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate action on the part of Seller, and this Agreement and the instruments and documents executed pursuant hereto constitute, or when executed will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

         SECTION 6.3.   NON-CONTRAVENTION.
                        -----------------

         The execution and delivery of this Agreement and the instruments and documents executed pursuant hereto by Seller do not and, subject to the receipt of all Regulatory Approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute (a) a material breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Seller or to which Seller is subject, or (b) a breach or violation of or a default under the organization certificate or bylaws of Seller or, to the Knowledge of Seller, any material contract to which Seller is a party or by which it is bound, which breach, violation or default would be likely to prevent or materially delay Seller from being able to perform its obligations under this Agreement in all material respects.

         SECTION 6.4.   COMPLIANCE WITH LAW.
                        -------------------

         Seller's business with respect to the Branches, Purchased Assets and Assumed Liabilities is currently being conducted in accordance with all applicable material federal, state, and local laws, ordinances, statutes and codes, rules and regulations, orders, permits and judgments (collectively, the "Laws") of all governmental and regulatory authorities. Seller has all licenses, franchises, permits and other governmental authorizations that are legally required to conduct is business at the Branches.

         SECTION 6.5.   LEGAL PROCEEDINGS.
                        -----------------

         There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending or, to the Knowledge of Seller threatened, as of the date of this Agreement against or affecting Seller which: (i) could reasonably be deemed to have the effect of preventing or materially delaying Seller from performing its obligations under this Agreement in all material respects; or
(ii) taken alone or in the aggregate could materially adversely affect any of the Purchased Assets or Assumed Liability.

         SECTION 6.6.   CONDITION OF AND TITLE TO PURCHASED ASSETS.
                        ------------------------------------------

         The Fixed Assets and Real Property to be purchased by Purchaser hereunder are sold AS IS, WHERE IS, with no warranties or representations whatsoever, except as expressly represented or warranted in this Agreement. Seller is the lawful owner of each of the Purchased Assets and has the right to sell, convey, transfer, assign and deliver to Purchaser all of the Purchased Assets, free and clear of all liens, claims and encumbrances, except as they may have been affected by transactions in the ordinary course of Purchaser's business and which would not materially detract from their value or interfere with their use as they are currently used, and except for (a) liens for taxes, assessments or other governmental charges not yet delinquent or being contested in good faith by appropriate proceedings; and (b) such minor imperfections of title and minor easements, defects, exceptions and encumbrances, if any, as do not materially detract from the value of, or materially interfere with the current use of such property, and which imperfections of title, minor easements, defects, exceptions and encumbrances do not render such title unmarketable. As to the Real Property, Seller is the owner of a fee simple interest in the Real Property and has good and marketable title to the Real Property free and clear of any encumbrances.

         SECTION 6.7.   NO BROKER.
                        ---------

         No broker or finder, or other party or agent performing similar functions, has been retained by Seller or its Affiliates or is entitled to be paid based on any arrangements, agreements or understandings made by Seller or its Affiliates in connection with the transactions contemplated hereby, and no brokerage fee or other commission has been agreed to be paid by Seller or its Affiliates on account of such transactions.

         SECTION 6.8.   DEPOSIT LIABILITIES.
                        -------------------

         All of the Deposit Liabilities were originated and maintained and are in material compliance with the documents governing the relevant type of deposit account and with all applicable federal and state laws, rules, regulations, orders, judgments, injunctions, decrees and awards. None of the Deposit Liabilities are brokered deposits. Seller has properly accrued interest on the Deposit Liabilities and the records respecting the Deposit Liabilities accurately reflect such interest accrued. Seller has delivered to Purchaser a true and correct copy of the current account forms for each of the types of Deposit Liabilities offered by Seller out of the Branches.

         SECTION 6.9.   ASSUMED LIABILITIES.
                        -------------------

         The Deposit Liabilities to be assumed by the Purchaser are insured by the FDIC through the Deposit Insurance Fund to the extent permitted by law, and all premiums and assessments required to be paid as of the date hereof in connection therewith have been paid by Seller.

         SECTION 6.10.  REGULATORY MATTERS.
                        ------------------

         (a) The execution, delivery and performance of this Agreement and the other agreements to be entered into in connection herewith by Seller do not and will not require any consent, approval, authorization or other order of, action by, filing or registration with or notification to any governmental authority except as set forth on Schedule 6.10(a) hereto.
                                      ----------------

         (b) There are no pending, or to the Knowledge of Seller, threatened disputes or controversies between Seller and any federal, state or local governmental authority that would reasonably be expected to prevent or materially delay Seller from being able to perform its respective obligations under this Agreement, or would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby. Seller has not received any indication from any governmental authority that such governmental authority would oppose or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby. As of the date hereof, Seller has no reason to believe that it will not be able to obtain the consent, of any, or approval required by Section 5.2 of this Agreement.

         SECTION 6.11.  ACCURACY OF BOOKS AND RECORDS.
                        -----------------------------

         To the knowledge of Seller, the books and records relating to the Branches, the Purchased Assets and the Assumed Liabilities are true and accurate in all respects and have been maintained in accordance with GAAP.

         SECTION 6.12.  ENVIRONMENTAL MATTERS.
                        ---------------------

         Except as set forth in Schedule 6.12, there is no legal, administrative, arbitral or other proceeding, claim, action, cause of action or governmental investigation pending or, to the Knowledge of Seller, threatened which seeks to impose on Seller or ay predecessor of Seller in connection with the Branches any liability arising under any Environmental Laws (as hereinafter defined), nor is there, to the Knowledge of the Seller, any basis for any of the foregoing. Seller is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability with respect to the Branches. To the Knowledge of Seller, there are no environmental conditions such as above ground or under ground storage tanks, discharges or emissions or releases of Hazardous Materials (as hereinafter defined), which constitute a violation of any Environmental Laws present at, on, under, or above the Branches. As used herein the term "Environmental Laws" means any laws (including, without limitation, the
          ------------------
Comprehensive Environmental Response, Compensation and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such laws, nor or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials. As used herein, the term "Hazardous Materials"
                                                           -------------------
means any wastes, substances, radiation, or materials (whether solids, liquids or gases): (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; and (ii) which are defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulations under, any Environmental Laws.

         SECTION 6.13.  EMPLOYEE MATTERS.
                        ----------------

         The names, positions, dates of hire and current salary levels of the current personnel and the Branches are set forth in Schedule 6.13. There are no employment contracts between Seller and any of the employees of the Branches.

Seller is not a party to any contract or arrangement with any union relating to the business conducted at the Branches, and Seller is not aware of any pending organizational efforts at the Branches. To the best of Seller's Knowledge, there has been no indication to Seller that a union organizational effort or labor disturbance is likely at the Branches prior to the Closing Date.


         SECTION 6.14.  NO OTHER NEGOTIATIONS.
                        ---------------------

         As of the date of this Agreement, Seller is not in any discussions or negotiations, or otherwise communicating in any way with any person (other than Purchaser), regarding the purchase, assumption or sale of any deposit liabilities.


                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

         SECTION 7.1.   ORGANIZATION.
                        ------------

         Purchaser is a federal savings bank duly organized and validly existing under the laws of the United States of America with full power and authority to conduct a banking business as now conducted by it and to acquire the Purchased Assets and assume the Assumed Liabilities.

         SECTION 7.2.   AUTHORITY.
                        ---------

         Purchaser has the power and authority to enter into and perform this Agreement and any instruments or other documents executed pursuant hereto. This Agreement and any other documents or instruments executed pursuant hereto, and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate action on the part of Purchaser, and this Agreement and the instruments and documents executed pursuant hereto constitute, or when executed will constitute, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

         SECTION 7.3.   NON-CONTRAVENTION.
                        -----------------

         The execution and delivery of this Agreement and the instruments and documents executed pursuant hereto by Purchaser do not and, subject to the receipt of all Regulatory Approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute (a) a material breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Purchaser or to which Purchaser is subject, or (b) a breach or violation of or a default under the organization certificate or bylaws of Purchaser or, to the Knowledge of Purchaser, any material contract to which Purchaser is a party or by which it is bound, which breach, violation or default would be likely to prevent or materially delay Purchaser from being able to perform its obligations under this Agreement in all material respects.

         SECTION 7.4.   LEGAL PROCEEDINGS.
                        -----------------

         There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending or, to the Knowledge of Purchaser threatened as of the date of this Agreement against or affecting Purchaser which could reasonably be deemed to have the effect of preventing or materially delaying Purchaser from performing its obligations under this Agreement in all material respects.

         SECTION 7.5.   REGULATORY MATTERS.
                        ------------------

         (a) The execution, delivery and performance of this Agreement and the other agreements to be entered into in connection herewith by Purchaser do not and will not require any Regulatory Approvals except as set forth on Schedule 6.10(a) hereto.
                                      ----------------
         (b) There are no pending, or to the Knowledge of Purchaser, threatened disputes or controversies between Purchaser and any federal, state or local governmental authority that would reasonably be expected to prevent or materially delay Purchaser from being able to perform its respective obligations under this Agreement, or would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby. Purchaser has not received any indication from any governmental authority that such governmental authority would oppose or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby. Purchaser believes that it can satisfy all capital and other regulatory requirements necessary to obtain all Regulatory Approvals.

         (c) The deposits of Purchaser are insured by the FDIC through the Deposit Insurance Fund to the extent permitted by law, and all premiums and assessments required to be paid as of the date hereof in connection therewith have been paid by Purchaser.

         (d) Purchaser is in compliance with all applicable regulatory capital standards as of the date hereof and has no reason to believe that it will be unable to obtain the required regulatory approvals for the transactions contemplated herein.

         SECTION 7.6.   CAPITAL AVAILABLE.
                        -----------------

         Purchaser has sufficient capital to support the acquisition of the Purchased Assets and the assumption of the Assumed Liabilities and to perform Purchaser's other obligations hereunder and under any of the other documents executed in connection herewith and Purchaser's ability to purchase the Purchased Assets and to assume the Assumed Liabilities and to perform Purchaser's other obligations hereunder is not contingent on raising any equity capital, obtaining specific financing thereof, or obtaining the consent of any lender.

         SECTION 7.7.   NO BROKER.
                        ---------

         No broker or finder, or other party or agent performing similar functions, has been retained by Purchaser or its Affiliates or is entitled to be paid based on any arrangements, agreements or understandings made by Purchaser or its Affiliates in connection with the transactions contemplated hereby, and no brokerage fee or other commission has been agreed to be paid by Purchaser or its Affiliates on account of such transactions.

         SECTION 7.8.   NO OTHER NEGOTIATIONS.
                        ---------------------

         As of the date of this Agreement, Purchaser is not in any discussions or negotiations, or otherwise communicating in any way with any person (other than Seller), regarding the purchase, assumption or sale of any deposit liabilities.

                                  ARTICLE VIII

                               COVENANTS OF SELLER

Seller covenants and agrees with Purchaser as follows:

         SECTION 8.1.   CONDUCT OF THE SELLER'S BUSINESS.
                        --------------------------------

         (a) From the date hereof through the Closing Date, Seller shall (i) conduct its business with respect to the Branches and the Deposit Liabilities in the usual, regular and ordinary course consistent with Law and past practice, (ii) use commercially reasonable efforts to maintain and preserve intact its relationships generally with its Customers and (iii) take all commercially reasonable actions to maintain the Branches and property in the condition it existed in at the date of this Agreement, normal wear and tear excepted; provided, however, that Seller shall be under no obligation to advertise or promote new or substantially new customer services in the principal market area of, or for the benefit of, the Branches; provided, further, that Seller shall pay interest on the Deposit Liabilities at rates which are determined in the ordinary course of business consistent with Seller's past practices.

         (b) Except as may be required by regulatory authorities, Seller shall not, without the prior consent of Purchaser: (i) transfer to Seller's other branches any Deposit Liabilities at the Branches (or transfer deposits to the Branches from any other of Seller's branches) except upon the unsolicited request of a depositor in the ordinary course of business; (ii) transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding, or negotiate with any party with respect to entering into a contract, agreement or understanding, to transfer, assign, encumber or otherwise dispose of any or all of the Deposit Liabilities except in the ordinary course of business or pursuant to this Agreement; (iii) offer to pay or pay on any Deposit Liabilities at the Branches any rate that would deviate materially from Seller's historical pricing practices and which is higher than that generally offered by Seller on similar products at other offices of Seller; or (iv) reduce fees on deposit accounts at the Branch below fees charged on similar deposit products at other offices of Seller.

         (c) Between the date hereof and the Closing Date, Seller shall promptly advise Purchaser in writing of any fact that, if existing or known as of the date hereof, would have made any of the representations contained herein inaccurate or untrue in any material respect.

         SECTION 8.2.   REGULATORY APPROVALS AND CONSENTS.
                        ---------------------------------

         Seller shall use its commercially reasonable efforts to assist Purchaser in obtaining the Regulatory Approvals. Seller shall provide Purchaser or the appropriate governmental authorities with all information reasonably required to be submitted by Seller in connection with the Regulatory Approvals. Seller shall use its commercially reasonable best efforts to obtain from third parties the consents required by Section 5.2(d) herein.

         SECTION 8.3.   TRANSFER OF DATA.
                        ----------------

         Seller acknowledges that Purchaser will utilize electronic records to convert all of the account data regarding the Deposit Liabilities. Seller will use its commercially reasonable efforts to provide Purchaser with a file that contains electronic records in a format that may be utilized in an automated process that opens the accounts on the Purchaser's system (the "Electronic Records"). From the date hereof through the Closing Date, Seller shall cooperate and work with Purchaser to complete the tasks required to facilitate the conversion of the Deposit Liabilities. Such tasks include, but are not limited to, providing Purchaser with updated reports and other items as are necessary to complete the conversion process and related testing procedures. Seller shall provide at Purchaser's expense (i) a written report to Purchaser, in a format reasonably acceptable to Purchaser, detailing account data regarding the Deposit Liabilities on the Closing Date; and (ii) within thirty (30) calendar days from the date hereof, Seller shall provide Purchaser with initial reports and related documentation of the Deposit Liabilities in a format reasonably acceptable to Purchaser. Seller agrees to reasonably cooperate in resolving any conversion-related issues arising from the conversion of the Deposit Liabilities for a period of ninety (120) calendar days following the date that the conversion is completed.

         SECTION 8.4.   FORMS.
                        -----

         No later than the date of this Agreement, Seller will have provided Purchaser with copies of the forms of signature cards, deposit account forms, Regulation E disclosures, Truth-in-Savings disclosures, deposit account agreements, and IRA trust agreements and beneficiary designations, as well as the forms of any other instruments or agreements presently in use at the Branch in connection with the Deposit Liabilities. In addition, Seller shall provide Purchaser with copies of its policies relating to each account type, including but not limited to Bank Secrecy Act policies and Customer Identification Policies. For purposes of this paragraph, all referenced documents shall be the forms used by Seller as of the date of this Agreement for new customers. Completed and executed forms of such documents for each respective depositor maintaining an account included within the Deposit Liabilities shall be provided to Purchaser on the Closing Date.

         SECTION 8.5.   INTEREST INFORMATION.
                        ---------------------

         Seller hereby covenants and agrees that within thirty (30) days of the Closing Date, it will provide Purchaser with a report of all interest credited to, interest withheld from, and early withdrawal penalties charged to the Deposit Liabilities from the first day of the calendar year of closing through the Closing Date. Such report will be provided in a form reasonably acceptable to Purchaser that will enable Purchaser to issue the reports required to be furnished to depositors under Section 13.1 of this Agreement.

         SECTION 8.6.   NON-SOLICITATION.
                        ----------------

         (a) For a period of two(2) years following the Closing Date, Seller shall not solicit by direct mail or telephone the deposits of any person who on the Closing Date had a deposit account with Seller solely at the Branches; provided, however, that the foregoing shall not limit the right of Seller to advertise or solicit for banking business from the public generally.

         (b) For a period of two (2) years commencing as of the Closing Date, neither Seller nor any Affiliate shall establish a de novo branch office or purchase or acquire a branch office from another depository institution or financial institution for the purpose of accepting or soliciting any deposits within the area covered by Baltimore County, Baltimore City and Howard County which is west of the black line (from Baltimore to Hampstead) set forth on Exhibit E, except in the case of the Hamilton Branch in Baltimore City where the radius will be one and one-half (1 1/2 ) miles surrounding the Hamilton Branch (the "Protected Area"). Nothing
                                                     --------------
               in this Section 8.6(b), however, shall prevent the acquisition of Seller by a depository institution or financial institution (or its holding company) having a branch facility then operating under its separate name within the Protected Area, or the acquisition by Seller of a depository institution or financial institution (or its holding company) having a branch facility then operating under its separate name within the Protected Area.

         SECTION 8.7.   FURTHER ASSURANCES.
                        ------------------

         On and after the Closing Date, Seller shall give such further assistance to Purchaser and, upon Purchaser's request, shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively transfer the Branches, the Purchased Assets and the Deposit Liabilities to Purchaser.

                                   ARTICLE IX

                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Seller as follows:

         SECTION 9.1.   REGULATORY APPROVALS.
                        --------------------

         Purchaser will use its commercially reasonable efforts to obtain as expeditiously as possible the Regulatory Approvals and will use its commercially reasonable efforts to file within thirty (30) calendar days, after the execution of this Agreement all necessary applications of Purchaser to obtain the Regulatory Approvals. Purchaser will use its best efforts to supply to Seller, at least five (5) Business Days prior to filing, copies of all proposed regulatory applications and filings (other than confidential portions thereof) and will use reasonable efforts to reflect any comments of Seller in such filings. As of the Closing Date, Purchaser will satisfy any and all of the standards and requirements reasonably within its control imposed as a condition to obtaining or necessary to comply with the Regulatory Approvals. Purchaser shall pay any fees charged by any governmental authorities to which it must apply to obtain any of the Regulatory Approvals. Purchaser shall take no action which would adversely affect or delay the ability of any other party hereto to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement. Purchaser shall notify Seller promptly (and in no event later than one Business Day following notice) of any significant development with respect to any application or notice Purchaser files with any governmental authority in connection with the transactions contemplated by this Agreement.

         Between the date hereof and the Closing Date, Seller shall promptly advise Purchaser in writing of any fact that, if existing or known as of the date hereof, would have made any of the representations contained herein inaccurate or untrue in any material respect.

         SECTION 9.2.   SOLICITATION OF ACCOUNTS.
                        ------------------------

         Prior to the Closing Date, neither Purchaser nor any of its Affiliates shall solicit Customers through advertising specifically referencing or targeted to such Customers nor transact their respective businesses in such a way which is reasonably likely to (a) induce such Customers to close Deposit Liability accounts and open deposit accounts directly with Purchaser or any of its Affiliates, or (b) result in the transfer of all or a portion of an existing Liability from Seller.

         SECTION 9.3.   RECORDING OF INSTRUMENTS OF ASSIGNMENT.
                        --------------------------------------

         No later than six months following the Closing Date, Purchaser shall have recorded all other instruments required, necessary or reasonably desirable to evidence the acquisition, assignment and assumption of the Purchased Assets and the Assumed Liabilities.

         SECTION 9.4.   OTHER TRANSACTIONS.
                        ------------------

         From the date of this Agreement until the earlier of the Closing Date or the date of termination of this Agreement, Purchaser covenants and agrees that it shall not take any action which would materially adversely affect or delay the consummation of the transactions contemplated by this Agreement.

         SECTION 9.5.   FURTHER ASSURANCES.
                        ------------------

         On and after the Closing Date, Purchaser shall give such further assurances to Seller and upon Seller's request shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively relieve and discharge Seller from any obligations remaining with respect to the Branches, Purchased Assets and Deposit Liabilities assumed by Purchaser.

                                    ARTICLE X

                       ACCESS; AND CUSTOMER COMMUNICATIONS

         SECTION 10.1.  ACCESS BY PURCHASER.
                        -------------------

         Upon execution of this Agreement, Seller shall provide Purchaser and its representatives, accountants and counsel reasonable access during normal business hours and upon reasonable notice to Seller to the depository records and all other documents and other information concerning the Purchased Assets and the Assumed Liabilities as Purchaser may reasonably request. Notwithstanding the foregoing, in no event shall Seller be required to provide (a) any information which Seller, in its sole discretion deems proprietary, including without limitation, Seller's "credit scoring" system, branch or credit practices, policies or procedures, or staffing models, (b) any information, which is protected by attorney-client privilege, or (c) its or any of its Affiliates' tax returns.

         SECTION 10.2.  COMMUNICATIONS WITH CUSTOMERS.
                        -----------------------------

         (a) Following the Final Approval Date, Purchaser shall send statements to the Customers announcing the transactions contemplated hereby (such statements being herein called "Customer Notices"). The form and content of each Customer Notice
                ----------------
               shall be subject to the approval of both parties and the cost of printing and mailing the Customer Notices shall be borne solely by Purchaser. Following the Final Approval Date, Purchaser shall also be entitled to provide solely at its own expense such other notices or communications to Customers relating to the transactions contemplated hereby as may be required by law; provided that the text of any such notice or communication and the timing of such notice or communication which is provided prior to the Closing shall be approved in advance by Seller, which approval shall not unreasonably be withheld or delayed. The cost of any notices required to be published or given to customers by Seller shall be borne solely by Seller.

         (b) Except as specifically provided herein, in no event will Purchaser or its Affiliates contact any Customers prior to the Final Approval Date without the prior written consent of Seller which may be granted or withheld in its sole discretion; provided that Purchaser may contact Customers in connection with (i) advertising, solicitations or marketing campaigns not primarily directed to or targeted at Customers, (ii) lending, deposit, safe deposit, trust or other financial services relationships of Purchaser with Customers through branch offices of Purchaser existing as of the date hereof, (iii) unsolicited inquiries by Customers to Purchaser with respect to banking or other financial services provided by Purchaser, and (iv) notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

         SECTION 10.3.  INSPECTION OF REAL PROPERTY.
                        ---------------------------

         Seller shall permit Purchaser to inspect and review, solely at Purchaser's expense, the physical condition of the Real Property. Purchaser may obtain at Purchaser's expense, a Phase I or Phase II environmental assessment. Purchaser shall promptly give to Seller a copy of any environmental report resulting from the assessment. Further, Purchaser shall give Seller written notice within thirty (30) days after the date of this Agreement of any environmental condition(s) that Purchaser reasonably deems unacceptable. Seller may either elect to cure such condition(s) to the reasonable satisfaction of Purchaser or notify Purchaser in writing with fifteen (15) days after receipt of Purchaser's timely notice of Seller's election not to cure the same. If Seller elects not to cure, Purchaser may elect to terminate this Agreement by providing written notice of termination to Seller within three (3) business days of the receipt of Seller's notice. Purchaser's failure to deliver any notice required hereby on a timely basis shall constitute a waiver of any objections Purchaser may have had with respect to the condition of the Real Property. Purchaser shall provide reasonable notice and coordinate all inspections with Seller and shall indemnify and hold Seller harmless from any and all liability arising out of Purchaser's inspection or testing of the Real Property including but not limited to personal injury, death, loss, or consequential damage of any kind arising from Purchaser or Purchaser's agent's presence on the Real Property. In the event Purchaser wishes to conduct any test or studies on the Real Property it shall provide Seller with proof of insurance against such liability as described in this paragraph in an amount acceptable to Seller and naming Seller as an additional loss payee on such policy. Purchaser shall further cause any physical damage to the Real Property caused by such inspections to be fully repaired and the Real Property left in the same condition as prior to the inspections.

         SECTION 10.4.  REAL PROPERTY, TITLE AND SURVEYS.
                        --------------------------------

         (a) At least thirty (30) calendar days prior to the Closing Date, Seller shall deliver to Purchaser a copy of the deed which it shall deliver on the Closing Date which shall be a general warranty deed. Seller will convey good and marketable title to the Real Property to Purchaser, subject to Permitted Exceptions (as hereinafter defined).

         (b) Not more than thirty (30) calendar days after the date hereof, Purchaser shall deliver to Seller, at Purchaser's expense , a Commitment from an ALTA Owner's Form B Title Insurance Policy (the "Title Policy") issued by a title insurer reasonably
                     ------------
               approved by Purchaser (the "Title Insurer"), with respect to the
                                           -------------
               Real Property and designating Purchaser as the proposed insured (the "Title Commitment"). The Title Commitment shall be subject
                     ----------------
               only to Permitted Exceptions. For purposes of the Title Commitment, "Permitted Exceptions" shall mean any exceptions
                            --------------------
               shown on the Title Commitment to which Purchaser does not object in writing within ten (10) Business Days of its receipt of the Title Commitment. If the Title Commitment delivered pursuant to this Section 10.4 discloses title exceptions other than Permitted Exceptions, Seller shall have thirty (30) calendar days from the date of receipt of notice thereof (and the parties shall postpone the Closing Date, if necessary to enable Seller to undertake such activities) to have such exceptions cleared, or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such exceptions by an endorsement in form and substance satisfactory to Purchaser. If the exceptions are not removed or endorsements over the exceptions are not obtained, Purchaser, upon notice to Seller within fifteen (15) calendar days after the expiration of the 30-day cure period, may elect
               (i) to terminate this Agreement in which case this Agreement shall be null and void and the parties shall be under no obligation to each other; or (ii) Purchaser may elect to take title notwithstanding the exception and such exception shall be deemed a Permitted Exception.

         (c) Not more than thirty (30) calendar days after the date hereof, Purchaser shall deliver to Seller, at Purchaser's expense, a current survey of the Real Property (the "Survey"), which current
                                                         ------
               survey (i) shall include easements, if any, that are for the benefit of all or any portion of the Real Property; (ii) shall be dated on or after the date hereof; (iii) shall be prepared and certified to Purchaser, the Title Insurer and such other persons as Purchaser shall reasonably request by a registered Maryland land surveyor as having been prepared in accordance with the current Minimum Standard Detail Requirements for ALTA/ACSM Land Surveys as adopted by the American Land Title Association and American Congress on Surveying and Mapping for Class A-Urban Surveys; and (iv) shall confirm that the Real Property is in a Zone C-Area of Minimal Flood Hazard according to the Flood Insurance Rate Maps prepared by the Federal Emergency Management Agency.

                                   ARTICLE XI

                              TRANSITIONAL MATTERS

         SECTION 11.1.  PAYMENT OF DEPOSIT LIABILITIES.
                        ------------------------------

         (a) From and after the Closing Date, Purchaser shall (i) pay all properly drawn and presented checks, negotiable orders of withdrawal, drafts, debits and other withdrawal orders presented to Purchaser by Deposit Liability account customers, whether drawn on checks, negotiable orders of withdrawal, drafts, or other withdrawal order forms provided by Seller or by Purchaser and (ii) in all other respects discharge, in the usual course of the banking business, all of the duties and obligations of Seller with respect to the balances due and owing to the Customers who have Deposit Liability accounts. If any Customer who has a Deposit Liability account draws checks, drafts, or negotiable orders of withdrawal against the Deposit Liabilities which are presented or delivered to Seller not later than sixty (60) calendar days after the Closing Date, Seller shall use its commercially reasonable efforts to batch all such checks, drafts, negotiable orders of withdrawal, or other withdrawal order forms and to deliver the same to Purchaser at Purchaser's sole reasonable expense. Purchaser acknowledges that any delay, failure, or inability on its part to comply with the obligations imposed upon it as a depository institution under applicable federal or state law, with regard to such checks, drafts, negotiable orders of withdrawal or other withdrawal orders shall not result in any liability or obligation of Seller and shall not affect any of the rights of Seller under this Agreement. Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts, negotiable orders of withdrawal or other withdrawal orders and any such representations or warranties implied by law are hereby disclaimed and are the responsibility of Purchaser, except that Seller shall be chargeable with the warranties and representations implied by law with respect to any such check, draft, negotiable orders of withdrawal order, or other withdrawal order, which is paid by Seller over the counter.

         (b) Purchaser hereby acknowledges that if, after the Closing Date, any Customer who has a Deposit Liability account, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities (including Accrued Interest thereon) shall demand payment from Seller for all or any part of any such Deposit Liabilities (including Accrued Interest thereon), Seller shall not be liable or responsible for making such payment.

         (c) It is Seller's intent to act in a commercially reasonable manner to ensure that all Deposit Liability transactions will be referred to Purchaser; provided however that, if, after the Closing Date, Seller honors and pays any Deposit Liabilities which are presented to Seller for payment, or pays any check, draft, negotiable order of withdrawal or other withdrawal order, Purchaser shall upon demand by Seller reimburse Seller for such payment; provided, however, that Seller shall reimburse Purchaser for any payments made by Purchaser to Seller under this Section 11.1(c) as a result of Seller honoring and paying a fraudulent check, draft, negotiable order of withdrawal or other withdrawal order. Any payment made under this Section 11.1 shall be made within three (3) Business Days after demand by Seller, by wire transfer of immediately available funds to an account designated by Seller.

         (d) Seller will deliver to Purchaser at Closing a schedule of holds and stop-payments placed on particular Deposit Liability accounts or individual checks at the Branches and the terms of such holds. Except as otherwise required by applicable law, Purchaser will continue such holds and stop-payments under the same terms Seller shows on the schedule of holds and stop-payments.

         SECTION 11.2.  NOTICE AND DELIVERY OF PURCHASER'S CHECK FORMS.
                        ----------------------------------------------

         Following the Final Approval Date, but not less than five (5) days prior to the Closing Date, Purchaser shall, at its sole cost and expense, notify all Customers who have a Liability account, in a form reasonably acceptable to Seller, of Purchaser's assumption of the Deposit Liabilities (which shall include a notification to those Liability account Customers whose accounts are then covered by any type of overdraft protection offered by Seller, that from and after the Closing Date all such overdraft protection from Seller shall terminate) and furnish each such Customer with checks, deposit tickets, or other similar instruments using the forms of Purchaser, which shall be appropriately encoded with Purchaser's routing number and with accurate account numbers, and with instructions to the Customer to utilize such checks, deposit tickets, or other similar instruments on Purchaser's forms on and after the Closing Date and thereafter to destroy any unused checks on Seller's forms. Such notice and such delivery of checks by Purchaser shall be by first class U.S. mail. Within thirty
(30) calendar days after the execution of the Agreement, Seller will provide Purchaser all necessary information for Purchaser to supply such checks, deposit tickets or other similar instruments.

         SECTION 11.3.  UNCOLLECTED CHECKS RETURNED TO SELLER.
                        -------------------------------------

         From and after the Closing Date, Purchaser shall promptly pay to Seller an amount equivalent to the amount of any checks, negotiable orders of withdrawal, drafts, or any other withdrawal orders (net of the applicable deposit premium paid by Purchaser with respect to the Deposit Liabilities represented by any such instrument) credited as of the close of business on the Closing Date to any Deposit Liability accounts which are returned uncollected to Seller after the Closing Date and which shall include an amount equivalent to holds placed upon such Deposit Liability accounts for Items cashed by Seller (net of the applicable deposit premium paid by Purchaser with respect to the Deposit Liabilities represented by any such instrument), as of the close of business on the Closing Date which Items are subsequently dishonored; provided, however, that if Seller shall have failed to make or properly reflect in the information provided to Purchaser any provisional credit or hold on any such Liability accounts in respect of uncollected funds represented by any such item, Purchaser's obligations under this Section 11.3 in respect of such Item shall be limited to the amount of collected funds in such Liability accounts.

         SECTION 11.4.  NEW ATM/DEBIT CARDS.
                        -------------------

         Purchaser shall, following the Final Approval Date, but no later than three (3) days prior to the Closing Date, furnish ATM/Debit cards to Customers who have Liability accounts and Seller ATM/Debit cards to replace Seller's ATM/Debit cards. Purchaser shall, no later than three (3) days prior to the Transfer Date, notify affected Customers to destroy Seller's ATM/Debit cards as of the Transfer Date and shall notify such Customers of Purchaser's withdrawal limits immediately following the Closing by form of notice reasonably acceptable to Seller.

         SECTION 11.5.  DEACTIVATION OF ATM AND ATM/DEBIT CARDS.
                        ---------------------------------------

         On the Transfer Date, Seller shall deactivate all ATM/Debit cards issued with respect to all Deposit Liability accounts and shall electronically block access of those cards to the Deposit Liability accounts, and shall deactivate the ATM as promptly as possible following the Closing, but in no event later than 8:00 a.m. on the day after the Closing Date. Point of sale transactions shall be settled between Purchaser and Seller for a period of forty-five (45) days after the Closing Date.

         SECTION 11.6.  ACTIONS WITH RESPECT TO IRA DEPOSIT LIABILITIES.
                        -----------------------------------------------

         (a) On or before the Closing Date, except as otherwise provided in this Section 11.6(a), Seller shall (i) resign as of the close of business on the Closing Date as the trustee or custodian, as applicable, of each IRA that holds any Deposit Liability of which it is the trustee or custodian, (ii) to the extent permitted by the documentation governing each such IRA and applicable law, appoint Purchaser as successor trustee or custodian, as applicable, of each such IRA, and Purchaser hereby accepts each such trusteeship or custodianship under the terms and conditions of Purchaser's plan documents for its IRA, and assumes all fiduciary and custodial obligations with respect thereto as of the close of business on the Closing Date, and (iii) deliver to the IRA grantor or named fiduciary of each such IRA such notice of the foregoing as is required by the documentation governing each such IRA or applicable law. Purchaser shall be solely responsible for delivering its IRA documents to the applicable IRA grantor or named fiduciary, including but not limited to a beneficiary designation form to be completed by the applicable IRA grantor; provided, however, that in the event that an IRA grantor dies before such time as Purchaser receives a properly completed beneficiary designation form, Seller shall deliver to Purchaser such information as may exist in Seller's files regarding any beneficiary designation it may have regarding such decedent. If, pursuant to the terms of the documentation governing any such IRA or applicable law, (X) Seller is not permitted to appoint Purchaser as successor trustee or custodian, or the IRA grantor or named fiduciary objects in writing to such designation, or is entitled to, and does, in fact, name a successor trustee or custodian other than Purchaser, or (Y) such IRA includes assets which are not Deposit Liabilities and are not being transferred to Purchaser or the assumption of such Deposit Liabilities included in such IRA would result in a loss of qualification of such IRA under the Code or applicable IRS regulations, Seller shall not take the actions specified in the first sentence of this Section 11.6(a) and all Deposit Liabilities of Seller held under such IRA shall be excluded from the Deposit Liabilities (such excluded Deposit Liabilities being herein called the "Excluded IRA Deposits"). Upon appointment as a
                                  ---------------------
               successor custodian for such IRA Deposit Liabilities or as a successor trustee for such IRAs, Purchaser shall perform the services and carry out the duties and obligations required of it under the applicable plans, the Code and applicable Federal and state laws and regulations.

         (b) To the extent the Deposit Liabilities include certain IRAs that are required to make certain periodic distributions to the IRA account owner (or beneficiary) either at the account owner's or participant's request or because the account owner or participant has attained age 70-1/2, effective as of the Transfer Date, Purchaser agrees to continue to make such periodic distributions in accordance with the reasonable distribution instructions forwarded by Seller to Purchaser. Purchaser hereby assumes the obligation to pay each minimum distribution required by federal law by December 31 of the calendar year in which the Closing occurs and, in consideration thereof, Seller agrees not to withhold the amount of such distributions from the aggregate amount of the Deposit Liabilities.

         (c) Prior to the Closing Date, Seller shall provide to Purchaser copies of all plan documents and beneficiary designation forms in Seller's possession with respect to the IRAs included in the Deposit Liabilities.

         SECTION 11.7.  BULK TRANSFER LAWS.
                        ------------------

         Seller and Purchaser hereby waive compliance with any applicable bulk transfer laws.

         SECTION 11.8.  PROCESSING OF ELECTRONIC ITEMS.
                        ------------------------------

         Seller will provide Purchaser, at least twenty (20) Business Days prior to Closing Date, the list of Automated Clearing House ("ACH") entries for electronic transfer accounts domiciled at the Branches. Purchaser shall continue such ACH arrangements and such recurring debit arrangements as are originated and administered by third parties and for which Purchaser need act only as processor. Purchaser shall have no obligation to continue any such arrangements that were originated and administered by Seller and Seller shall terminate such arrangements on or prior to the Closing Date. Within five (5) days after the Closing Date, Purchaser shall notify ACH originators with respect to Deposit Liabilities to change the routing numbers and account numbers from those of Seller to those of Purchaser. Seller will continue to accept and forward to Purchaser ACH entries and corresponding funds and notifications of changes to ACH originators for sixty (60) calendar days following Closing. Seller agrees that any daily magnetic tapes or electronic transmissions provided to an agent for processing designated by Purchaser shall include a record of all such recurring ACH transfers received by Seller on the previous Business Day. After the sixty (60) day period, Seller may discontinue accepting and forwarding ACH entries and funds and return them to the originators marked "Account Closed."

         SECTION 11.9.  ACCOUNT STATEMENTS.
                        ------------------

         Within thirty (30) calendar days after the Closing Date, Seller, at its own expense, shall mail to each holder of a Deposit Liability a final account statement as of the close of business on the Closing Date.

         SECTION 11.10  LOAN PAYMENTS.
                        -------------

         Purchaser will designate an area in each of the Branches designated "Loan Payment for BCSB" and Purchaser will notify Seller on a daily basis via email and/or telephone and forward on a weekly basis any loan payments received by Purchaser at the Branches to Seller via regular mail; provided, however, that failure of Purchaser to timely provide such notifications and deliveries shall not constitute a breach of this Agreement by the Purchaser.

         SECTION 11.11. ASSUMPTION OF RISKS.
                        -------------------

         (a) On and after the Closing Date, Seller shall discontinue all casualty, liability and other insurance coverage maintained with respect to the Branches and the Purchased Assets. Purchaser shall be solely responsible for all casualty losses and liability claims relating to the Branches arising on and after the Closing Date.

         (b) On and after the Closing Date, Seller shall discontinue providing any security for persons and property at the Branches. Purchaser shall be solely responsible for all liabilities arising out of injury or damage to persons and property on or at the Branches and after the Closing Date.

         (c) On and after the Closing Date, Purchaser shall maintain adequate insurance with respect to the losses described in (a) and (b) above and otherwise with respect to the operation of the Branches.

                                   ARTICLE XII

                              CONDITIONS TO CLOSING

         SECTION 12.1.  CONDITIONS TO OBLIGATIONS OF SELLER.
                        -----------------------------------

         The obligations of Seller under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Seller, except as to the condition described in Section 12.1(c) and Section 12.1(d)) on or before the Closing Date, of each of the following conditions:

         (a) All of the covenants and other agreements required by this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed in all material respects;

         (b) The representations and warranties made by Purchaser herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date, disregarding for these purposes any qualification or exception for, or reference to, materiality in any such representation or warranty;

         (c) All Regulatory Approvals shall have been obtained and shall be Final;

         (d) No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect to enjoin, or which prohibits, consummation of the transactions contemplated hereby;

         (e) Seller shall have received the items to be delivered by Purchaser pursuant to Section 5.3; and

         (f) Seller shall have obtained all consents required under Section 5.2(d) herein.

         SECTION 12.2.  CONDITIONS TO OBLIGATIONS OF PURCHASER.
                        --------------------------------------

         The obligations of Purchaser under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Purchaser, except as to the condition described in Section 12.2(c) and Section 12.2(d)) on or before the Closing Date, of each of the following conditions:

         (a) All of the covenants and agreements required by this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects;

         (b) The representations and warranties made by Seller herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date, disregarding for these purposes any qualification or exception for, or reference to, materiality in any such representation or warranty;

         (c) The Regulatory Approvals shall have been obtained and shall be Final;

         (d) No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect to enjoin, or which prohibits, consummation of the transactions contemplated hereby; and

         (e) Purchaser shall have received the items to be delivered by Seller pursuant to Section 5.2.

                                  ARTICLE XIII

                                 DATA PROCESSING

         SECTION 13.1.  CONVERSION.
                        ----------

         Seller and Purchaser shall, before and after the Closing Date, cooperate in good faith to ensure the orderly and efficient transfer and conversion of the Purchased Assets and Assumed Liabilities as provided herein to Purchaser's ownership and operation. The provisions of this Article shall apply unless other provisions to accomplish the same results are agreed to by the parties in order to reduce costs, increase efficiency or expedite operations.

         (a)   Electronic Records.  Upon Purchaser's written request, Seller
               ------------------
               will provide Purchaser with copies of the Electronic Records of each Deposit Liability (each, an "Account").

         (b)   Statement of Accounts.  Seller shall, at its sole expense,
               ---------------------
               prepare and distribute all statements regarding the Accounts as of the Closing Date. Seller shall be responsible for all accrued interest and accrued fees on such Accounts as of the Closing Date and shall prorate fees and charges on such Accounts as of the Closing Date.

         (c)   Account Histories; Checks.  Within ten (10) business days after
               -------------------------
               the Closing Date, Seller shall provide Purchaser with a copy of all account histories at Seller's expense. For the purpose of this Agreement, the term "Account Histories" means a copy of the all statements in Seller's possession for the Deposit Liabilities through the last statement that Seller cuts on the Closing Date and a commercially reasonable complete history of IRA's.

         (d)   Payment Items.  Purchaser shall establish a correspondent account
               -------------
               with Seller prior to the Closing. Then, for a period of forty-five (45) days after the Closing Date, Seller shall forward to Purchaser all items presented to Seller for payment against the Accounts ("Payment Items") on the next business day after such Payment Items are received. Seller will deduct payment for these items from Purchaser's correspondent account held by Seller. Seller shall notify Purchaser by noon each day of the items presented to Seller for payment against the Accounts and Purchaser shall wire funds sufficient to cover the items presented to the Purchaser each day to the Purchaser correspondent account held by Seller. Purchaser shall issue Payment Items bearing Purchaser's routing transit and account number to Account customers within ten (10) business days following the Closing Date. These items shall replace items issued with Seller's identification on them. Seller shall have no obligation to pay such Payment Items and Seller shall use its commercially reasonable efforts not to return any Payment Item.

         (e)   Magnetic Tape.  In the event Purchaser is unable to utilize the
               -------------
               Electronic Records to automate the account opening process on the Purchaser's system, and upon Purchaser's written request, Seller shall provide Purchaser with a magnetic tape of all Account information. Seller will bear all costs associated with the creation of the tape.

         (f)   Deposit Interest Reporting and Withholding.  With respect to the
               ------------------------------------------
               Deposit Liabilities assumed by Purchaser pursuant to this Agreement, Purchaser shall be responsible for reporting to the customer and to the IRS (and any state or local taxing authority as required by law) all interest paid during the calendar year in which the closing occurs. In order to assist Purchaser, Seller will provide Purchaser at Settlement with a schedule identifying each account that is a Deposit Liability and the interest accrued on that account to the Closing Date. Any amounts required by any governmental agencies to be withheld from any of the Accounts through the Closing Date will be withheld by Seller in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by Seller to the appropriate agency on or prior to the applicable due date. Any such withholding required to be made subsequent to the Closing Date shall be withheld by Purchaser in accordance with applicable law or the appropriate notice from any governmental agency and will be remitted by Purchaser to the appropriate agency on or prior to the applicable due date. Promptly after the Closing Date, but in no event later than the date such amounts are required to be remitted to the applicable governmental agency, Seller will pay to Purchaser that portion of any sums theretofore withheld by Seller from any of the Accounts which are or may be required to be remitted by Purchaser pursuant to the foregoing and shall directly remit to the applicable governmental agency that portion of any such sums which are required to be remitted by Seller. Seller shall be responsible for delivering to payees all IRS notices received by Seller that are required to be delivered with respect to the Accounts, and Purchaser shall be responsible for delivery to payees all such notices received by Purchaser that are required to be delivered with respect to the Accounts. Seller shall deliver to Purchaser, on or before the Closing Date, a list of all "B" notices (TINs do not match) and "C" notices (underreporting/IRS imposed withholding) issued by the IRS imposing withholding restrictions, relating to the Accounts. Seller shall continue to provide Purchaser with notice of such IRS notices it receives regarding Account customers for a period of one hundred and twenty (120) days from the Closing Date. All notices received by Seller from the IRS releasing withholding restrictions on accounts will be forwarded promptly to Purchaser. Seller agrees to indemnify Purchaser in an amount equal to any penalty and interest imposed upon Purchaser by the IRS or state taxing authority or properly self-assessed by Purchaser on IRS Form 8210 or corresponding state form which Purchaser is thereafter required to, and does, pay to the IRS or state taxing authority, where such penalty and interest arises out of actions taken or omitted to be taken by Purchaser in reliance upon information provided by Seller under this subsection (f), and such penalty and interest does not result from an act or omission of Purchaser not made in reliance upon such information.

         (g)   Returned Items.  Any item credited for deposit to an Account on
               --------------
               or prior to the Closing Date and returned unpaid within sixty
               (60) days after the Closing Date (each a "Returned Item") will be handled as provided in this subsection (g). If Seller's bank account is charged for the Returned Item and if there are sufficient funds in the Account to which such Returned Item was credited or any other Accounts on deposit at the Branch or accounts at any other branch office of Purchaser standing in the name of the party liable for such Returned Item, upon proper identification of such party, Seller shall immediately notify Purchaser and Purchaser will debit any or all such accounts in an amount equal in the aggregate, net of any premium associated with such Returned Item paid by Purchaser pursuant to Section 3.1, to the Returned Item and shall repay that amount to Seller. Any Returned Item returned unpaid after the 60-day period will be the responsibility of the Purchaser, except that for "a period of time" after the Closing Date, checks drawn on the United States Treasury, checks issued by state governments and municipalities, and checks returned for endorsement irregularities will be the responsibility of Seller. "A period of time" as used in the preceding sentence shall be the time period designated under applicable state or federal law with respect to checks drawn on the United States Treasury, checks issued by state governments and municipalities, and checks returned for endorsement irregularities, as the case may be.

         (h)   IRA Reporting.  Unless applicable law requires Seller to perform
               -------------
               such reporting responsibility (in which case Seller will perform these tasks), Purchaser shall prepare and file all required annual reports for all activity under the IRA accounts transferred to Purchaser, including but not limited to IRS Form W-2P, IRS Form 1099R, IRS Form 5498, and state tax forms for the portion of the year of the Closing Date, to and including the Closing Date. Purchaser shall prepare and file such reports, where applicable, for the balance of the calendar year of the Closing Date and thereafter. It is further agreed that Purchaser and Seller will each report their portion of withholding for the IRA accounts to the appropriate state and federal agencies.

         (i)   Cooperation on Certain Tax Matters.  After the Closing Date,
               ----------------------------------
               Seller and Purchaser shall each use commercially reasonable efforts to (a) assist (and cause their respective affiliates to assist) the other party in preparing any tax returns that such other party is responsible for preparing and filing in accordance with this Agreement; (b) cooperate fully in preparing any audits of or disputes with taxing authorities regarding any tax returns with respect to the Deposit Liabilities or payments in respect thereof; (c) make available to the other and to any taxing authority as reasonably requested all relevant information, records, and documents relating to taxes with respect to the Deposit Liabilities or payments in respect thereof; (d) provide timely written notice to the other of any pending proposed tax audits or assessments with respect to the Deposit Liabilities or payments in respect thereto for taxable periods for which the other may have liability under this Agreement; and (e) furnish the other with copies of all relevant correspondence received from any taxing authority in connections with any tax audit or information request with respect to any taxable period referred to in clause (d) above. Notwithstanding any other provision of this Agreement, the party requesting assistance or cooperation shall pay the other party's out-of-pocket expenses in complying with such request to the extent that such expenses are attributable to fees and other costs of unaffiliated third party service providers.

                                   ARTICLE XIV

                                 INDEMNIFICATION

         SECTION 14.1.  SELLER INDEMNIFICATION.
                        ----------------------


         Seller shall indemnify, hold harmless and defend Purchaser, its Affiliates, and their respective successors, permitted assigns, directors, shareholders, officers, agents and employees from and against all claims, losses, liabilities, demands and obligations of any nature whatsoever (including reasonable legal fees and expenses) (collectively, "Damages") which Purchaser or
                                                    -------
any of its Affiliates or their respective successors, permitted assigns, directors, shareholders, officers, agents or employees shall receive, suffer or incur, arising out of or resulting from:

         (a) The breach of any representation or warranty made by Seller in this Agreement;

         (b) The breach of any covenant or other agreement made by Seller in this Agreement;

         (c) Any liability of Seller not assumed by Buyer pursuant to Section 2.3; or

         (d) Any actions taken or omitted to be taken by Seller prior to the Closing Date and relating to the Purchased Assets and the Assumed Liabilities, and any suits or proceedings commenced in connection therewith (other than proceedings to prevent or limit the consummation of the transactions contemplated by this Agreement).

         SECTION 14.2.  PURCHASER INDEMNIFICATION.
                        -------------------------

         Purchaser shall indemnify, hold harmless and defend Seller, its Affiliates and their respective successors, permitted assigns, directors, shareholders, officers, agents and employees from and against all Damages which Seller or any of its Affiliates or their respective successors, permitted assigns, directors, shareholders, officers, agents or employees shall receive, suffer or incur, arising out of or resulting from:

         (a) Any actions taken or omitted to be taken by Purchaser on or after the Closing Date and relating to the Purchased Assets and the Assumed Liabilities, and any suits or proceedings commenced in connection therewith (other than proceedings to prevent or limit the consummation of the transactions contemplated by this Agreement);

         (b) The breach of any representation or warranty made by Purchaser in this Agreement; or

         (c) The breach of any covenant or other agreement made by Purchaser in this Agreement.

         SECTION 14.3.  INDEMNIFICATION PROCEDURE.
                        -------------------------

         If a party entitled to indemnification hereunder ("Indemnified Party") is aware that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this
Article XIV (whether or not the amount of the claim is then quantifiable), such Indemnified Party shall promptly give written notice thereof to the other party ("Indemnitor"), and the Indemnified Party will thereafter keep the Indemnitor
  ----------
reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent, if any, that the Indemnitor's rights shall have been prejudiced or the Indemnitor's liability shall have been materially increased thereby. In case any such action, suit or proceeding is brought against an Indemnified Party, the Indemnitor shall be entitled to participate in (and, in its discretion, to assume) the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the Indemnitor if, in the good faith judgment of the Indemnified Party's counsel, representation by the Indemnitor's counsel may present a conflict of interest or there may be defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor. In no event shall Indemnitor be liable for the fees and expenses of more than one counsel, separate from its own counsel, for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances. The Indemnitor will not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnified Party, in form and substance reasonably satisfactory to the Indemnified Party and its counsel, from all liability with respect to such claim, action, suit or proceeding. If the Indemnitor assumes the defense of any claim, action, suit or proceeding as provided in this Section 14.3, the Indemnified Party shall be permitted to join in the defense thereof with counsel of its own selection and at its own expense. If the Indemnitor shall not assume the defense of any claim, action, suit or proceeding, the Indemnified Party may defend against such claim, action, suit or proceeding in such manner as it may deem appropriate, provided that an Indemnified Party shall not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

         SECTION 14.4.  LIMITATION ON LIABILITY.
                        -----------------------

         Notwithstanding anything to the contrary contained in this Article XIV, no party shall be entitled to indemnification for any breach of any representation or warranty pursuant to Section 14.1 or Section 14.2 unless and until its aggregate Damages shall be in excess of $50,000, at which time such party shall be entitled to indemnification for any amount of its Damages to the extent such Damages exceed such amount. In no event shall the Damages payable by Seller in the aggregate or by Purchaser in the aggregate exceed the Purchase Price, which solely for purposes of this Section 14.4 is defined to mean the sum of the items set forth in Section 3.1 (a) through (d), and in no event shall any party be entitled to any incidental, consequential, special, exemplary or punitive Damages except to the extent that the Indemnified Party becomes liable to any third party for incidental, consequential, special, exemplary or punitive damages.


         SECTION 14.5.  GENERAL.
                        -------

         (a) Each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article XIV to use all commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Party with regard to the applicable claims. The amount which any Indemnitor is or may be required to pay to any Indemnified Party pursuant to this Article XIV shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered (net of any direct relevant collections costs) by or on behalf of such Indemnified Party in reduction of the related Damages. If an Indemnified Party shall have received the payment required by this Agreement from the Indemnitor in respect of Damages and shall subsequently receive insurance proceeds or other amounts in respect of such Damages, then such Indemnified Party shall promptly repay to the Indemnitor a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any direct relevant collection costs).

         (b) In addition to the requirements of paragraph (a) above, each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article XIV to use all commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

         (c) Subject to the rights of existing insurers of an Indemnified Party, an Indemnitor shall be subrogated to any right of action which the Indemnified Party may have against any other Person with respect to any matter giving rise to a claim for indemnification from such Indemnitor hereunder.

         (d) Except for the parties' rights to specific performance and injunctive relief as described in Section 17.14, the indemnification provided in this Article XIV shall be the exclusive post-Closing Date remedy available to any Indemnified Party with respect to any breach of any representation, warranty, covenant or agreement made by Purchaser or Seller in this Agreement. The parties hereto further acknowledge that no indemnity shall be payable for any Damages with respect to any breach of representations or warranties in this Agreement if prior to Closing such party receives a written notice from the other party disclosing such breach or breaches.

         (e) All indemnification payments under this Article XIV shall be deemed adjustments to the Purchase Price as defined in Section
               3.1 of Article III.

         SECTION 14.6.  SURVIVAL.
                        --------

         All representations, warranties and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of the Agreement and shall continue in full force and effect for a period of two(2) year after the Closing Date and thereafter shall terminate, except as to any claim for which written notice shall have been given prior to such date; provided, however, that all covenants or agreements which by their terms are to be performed after the second( 2nd) anniversary of the Closing Date shall survive until fully discharged.

                                   ARTICLE XV

                                    EMPLOYEES

         SECTION 15.1.  HIRING OF EMPLOYEES.
                        -------------------

         (a) Subject to due diligence, review of staffing needs and successful completion of Purchaser's new employee process, Purchaser will determine those Branch personnel to whom an offer employment will be made. Employees who receive and accept such offers of employment are referred to as ("New Employees"). Purchaser agrees
                                               -------------
               to notify Seller at least fourteen (14) days prior to the Closing Date of any Branch personnel whom Purchaser will not employ after the Closing Date and such information shall be kept confidential by the Seller. (b) All New Employees shall be provided with the same health and other benefits that Purchaser provides to its employees. Such New Employees shall be credited with prior years of service with Seller for purposes of eligibility and vesting under Purchaser's benefit plans. All New Employees shall be eligible to be enrolled in Purchaser's medical, dental, life insurance and disability insurance programs available to other employees of Purchaser without such New Employees incurring any uninsured waiting periods or pre-existing conditions or exclusions for such New Employees and their dependents. Prior to the Closing Date, Purchaser shall provide Seller with copies of the summary plan descriptions of all employee benefit plans of Purchaser.

         SECTION 15.2.  SALARIES, BONUSES, ETC.
                        ----------------------

         (a) Seller shall remain liable for and shall pay within thirty (30) days after the Closing Date any salaries, wages, bonuses or commissions earned or accrued prior to the Closing Date.

               Purchaser shall be liable for any salaries, wages, bonuses or commissions earned or accrued on and after the Closing Date.

         (b) Seller shall pay to all personnel of the Branches all amounts due them under Seller's pension plan and any other retirement plan at the earliest terminated employee distribution date under the terms of such plans as of the Closing Date.

         SECTION 15.3.  HIRINGS.
                        -------

         During the period of time from the date of this Agreement through the Closing Date, Seller shall not increase the number of employees or the level of employee compensation and benefits of the employees of the Branches.

         SECTION 15.4.  SOLICITATION OF EMPLOYEES.
                        -------------------------

         For two (2) years after the Closing Date, Seller shall not solicit any of the New Employees hired by Purchaser for employment at another banking office of Seller; provided, however, that this Section 15.4 shall not prohibit the solicitation by Seller of any employees who do not become New Employees of Purchaser or New Employees whose employment is terminated by Purchaser.

         SECTION 15.5.  RETENTION BONUS POOL.
                        --------------------

         Purchaser will agree to the establishment of a retention bonus pool for applicable employees of Seller at the Branches in an amount not to exceed $20,000. The retention pool would be distributed to key employees of the Branches, as determined by Purchaser.

         SECTION 15.6   COBRA NOTIFICATIONS.
                        -------------------

         To the extent required by law, Seller will provide all required notification under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to all former employees of Seller at the Branch after the Closing Date and to all other persons who became "qualified beneficiaries" under COBRA with respect to any group health plans maintained by Seller for its employees, and Seller will have provided any required COBRA coverage to all such former employees and other qualified beneficiaries of Seller who elect COBRA coverage within the time period specified by COBRA and the regulations promulgated thereunder.

                                   ARTICLE XVI

                              POST-CLOSING MATTERS

         SECTION 16.1.  FURTHER ASSURANCES.
                        ------------------

         From and after the Closing Date:

         (a) Except as specifically provided otherwise herein, Seller shall reasonably assist Purchaser in the orderly transition of the Purchased Assets and Assumed Liabilities and shall give such further assurances to Purchaser and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively vest in Purchaser title in the Purchased Assets in the manner contemplated hereby; provided that Seller need not incur any out-of-pocket costs or expenses in connection with its agreements in this Section 16.1 unless such costs or expenses are reimbursed by Purchaser; and

         (b) Except as specifically provided otherwise herein, Purchaser shall give such further assurances to Seller and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively relieve and discharge Seller from any obligations remaining with respect to the Assumed Liabilities; provided that Purchaser need not incur any out-of-pocket costs or expenses in connection with its agreements in this Section 16.1 unless such costs or expenses are reimbursed by Seller.

         SECTION 16.2.  ACCESS TO AND RETENTION OF BOOKS AND RECORDS.
                        --------------------------------------------

         For a period of six (6) years from the Closing Date and to the extent permitted by law, each party shall have commercially reasonable access to any books and records of the other party relating to the Purchased Assets and the Assumed Liabilities, and the requesting party, at its own expense, may make copies and extracts when such copies and extracts are required by regulatory authorities, for litigation purposes, or for tax or accounting purposes; provided that in the event that as of the end of such period, any tax year of Seller is under examination by any taxing authority, such books and records shall be maintained by Purchaser until a final determination of the tax liability of Seller for that year has been made. If such copies or extracts require use of a party's equipment or facilities, the user shall reimburse the other party for all costs incurred, including without limitation employee expenses.

         SECTION 16.3.  DEPOSIT HISTORIES.
                        -----------------

         In case of any dispute with or inquiry by any Customer whose account is included in the Assumed Liabilities, which dispute or inquiry relates to the servicing of such account by Seller prior to the date for which a deposit history has been provided to Purchaser, Seller will provide Purchaser, where available and to the extent reasonably requested by Purchaser and not already provided to Purchaser, information regarding such account and copies of pertinent documents or instruments with respect to such dispute or inquiry so as to permit Purchaser to respond to such Customer within a period of time and in a manner which would comply with standard banking practices and customs and all applicable Laws.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         SECTION 17.1.  EXPENSES.
                        --------

         (a) Except as otherwise provided herein, Seller and Purchaser shall each pay all of their own out-of-pocket expenses in connection with this Agreement, including investment banking, appraisal, accounting, consulting, professional and legal fees, if any, whether or not the transactions contemplated by this Agreement are consummated.

         (b) Purchaser shall pay all costs and expenses relating to the recording of assignments of financing statements, notes, security agreements or other instruments applicable to or arising in connection with the transfer, assignment or assumption of the Purchased Assets and Assumed Liabilities.


         SECTION 17.2.  TRADE NAMES AND TRADEMARKS.
                        --------------------------

         (a) The Purchaser acknowledges and agrees that notwithstanding anything to the contrary contained herein, it has, and following the Closing shall have, no interest in or to the names "Baltimore County Savings Bank", "Baltimore County Savings Bank FSB", or any trade name, trademark or service mark, logo or corporate name of Seller, or any of its Affiliates or predecessors. After the Closing Date, neither Purchaser nor any of its Affiliates shall use any of the trade names, trademarks, service marks, logos or corporate names of Seller or any of its Affiliates or predecessors.

         (b) From and after the Closing, Purchaser agrees not to use any forms or other documents bearing any name or logo of Seller, or the name or logo of any Affiliate or predecessor of Seller, without the prior written consent of Seller, which consent may be denied or given in Seller's sole discretion. If such consent is given, Purchaser hereby agrees that all forms or other documents to which such consent relates will be stamped or otherwise marked in such a way that identifies Purchaser as the party using the form or document.
                                       40

         SECTION 17.3.  TERMINATION:  EXTENSION OF CLOSING DATE.
                        ----------------------------------------

         This Agreement shall terminate and shall be of no further force or effect as between the parties hereto, except as to the liability for actual direct damages due to a willful breach of any material representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

         (a)   Upon mutual agreement of the parties;

         (b) Upon written notice by either Purchaser or Seller to the other parties immediately upon receipt by Purchaser or Seller of notice from any governmental authority that Purchaser or Seller, as the case may be, has been denied any Regulatory Approval by Final order;

         (c) Upon written notice by either Purchaser or Seller to the other parties, if the Closing has not occurred on or before June 30, 2010; or

         (d) By either the Purchaser or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations, warranties, covenants or other agreements set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing.

         SECTION 17.4.  MODIFICATION AND WAIVER.
                        -----------------------

         No modification of any provision of this Agreement shall be binding unless in writing and executed by the party or parties sought to be bound thereby. Performance of or compliance with any covenant given herein or satisfaction of any condition to the obligations of either party hereunder may be waived by the parties to whom such covenant is given or whom such condition is intended to benefit, except as otherwise provided in this Agreement or to the extent any such condition is required by law; provided, that, any such waiver must be in writing.

         SECTION 17.5.  BINDING EFFECT: ASSIGNMENT.
                        --------------------------

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned without the prior written consent of the other parties hereto.

         SECTION 17.6.  CONFIDENTIALITY.
                        ---------------

         (a) From and after the date hereof, the parties hereto and their Affiliates shall keep confidential the terms of this Agreement and the negotiations relating hereto and all documents and information obtained by a party from another party in connection with the transactions contemplated hereby, except (i) to the extent this Agreement and such negotiations need to be disclosed to obtain a Regulatory Approval, (ii) for disclosures made in accordance with the terms of this Agreement, and (iii) to the extent required by applicable law or by any applicable national securities exchange. This section shall survive any termination of this Agreement.

         (b) Except as otherwise required by Law, including the rules of any self regulatory organization (as defined in the Securities Exchange Act of 1934, as amended), the parties hereto shall each furnish to the other the text of all notices and communications, written or oral, proposed to be sent by the furnishing party regarding the transactions contemplated hereby. Except as otherwise required by Law of the National Association of Securities Dealers, Inc. or any national stock exchange, the furnishing party shall not send or transmit such notices or communications or otherwise make them public unless and until the consent of the other parties is received, which consent shall not be unreasonably withheld or delayed. This section shall survive any termination of this Agreement.

         (c) Purchaser and Seller shall issue mutually agreed upon press releases on the date of this Agreement and on the Closing Date or the first (1st) Business Day thereafter.

         SECTION 17.7.  ENTIRE AGREEMENT; GOVERNING LAW.
                        -------------------------------

         This Agreement, together with the exhibits and schedules attached hereto and made a part hereof, contains the entire agreement between the parties hereto with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof, provided that the terms of the Confidentiality Agreement, to the extent not inconsistent with the terms hereof, shall continue to apply. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without reference to conflicts or choice of law provisions).

         SECTION 17.8.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
                        ---------------------------------------------

         (a) Each party hereto, to the extent it may lawfully do so, hereby submits to the jurisdiction of the courts of the State of Maryland and the United States District Court for the District of Maryland, as well as to the jurisdiction of all courts from which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of such party's obligations under or with respect to this agreement or any of the agreements, instruments or documents contemplated hereby (other than the confidentiality agreement), and expressly waives any and all objections it may have as to venue in any of such courts.

         (b) Each party hereto hereby waives trial by jury in any action, proceeding or counterclaim arising out of or in any way concerned with this agreement or any of the agreements, instruments or documents contemplated hereby. No party hereto, nor any Purchaser or successor of a party hereto shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon, or arising out of, this agreement or any of the agreements, instruments or documents contemplated hereby. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. The provisions of this have been fully discussed by the parties hereto, and the provisions shall be subject to no exceptions. No party has in anyway agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

         SECTION 17.9.  WAIVER OF CERTAIN DAMAGES.
                        -------------------------

         Each of the parties hereto to the fullest extent permitted by law irrevocably waives any rights that they may have to punitive, special, incidental, exemplary or consequential damages in respect of any litigation based upon, or arising out of, this agreement or any related agreement or any course of conduct, course of dealing, statements or actions of any of them relating thereto.

         SECTION 17.10. SEVERABILITY.
                        ------------

         In the event that any provision of this Agreement shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall otherwise remain in full force and effect.

         SECTION 17.11. COUNTERPARTS.
                        ------------

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto.

         SECTION 17.12. NOTICES.
                        -------

         All notices, consents, requests, instructions, approvals, waivers, stipulations and other communications provided for herein to be given by one party hereto to the other party shall be deemed validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested, nationally recognized overnight delivery service, or facsimile transmission as follows:

         (a)      If to Seller:

                  Baltimore County Savings Bank
                  4111 E. Joppa Road
                  Baltimore, MD  21236
                  Attention:  Joseph Bouffard
                  Facsimile number: (410) 256-0261
                  with a copy (which shall not constitute notice) to:

                  Kilpatrick Stockton LLP
                  607 14th Street, NW, Suite 900
                  Washington, D.C. 20005
                  Attention:  Gary Bronstein., Esq.
                  Facsimile number:  (202) 204-5616

         (b)      If to Purchaser:

                  American Bank
                  9001 Edmonston Rd., Suite 100
                  Greenbelt, MD  20770
                  Attention: James E. Plack
                  Facsimile number:  (301) 572-1601

         with a copy (which shall not constitute notice) to:

                  Kilpatrick Stockton LLP
                  607 14th Street, NW, Suite 900
                  Washington, DC  20005
                  Attention: Christina M. Gattuso, Esq.
                  Facsimile number: (202) 204-5611

         Notice by certified mail shall be deemed to be received three (3) Business Days after mailing of the same. Either party may change the persons or addresses to whom or to which notices may be sent by written notice to the others.

         SECTION 17.13. INTERPRETATION.
                        --------------

         Article titles, headings to sections and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. As used herein, "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "writing", "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a person are also to its successors and assigns; except as the context may otherwise require, "`hereof", "herein", "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto; references to any gender include the other, except as the context may otherwise require, the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Article", "Section" or another subdivision or to an "Exhibit" or "Schedule" are to an article, section or subdivision hereof or an "Exhibit" or "Schedule". The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation, construction and enforcement of this Agreement or any amendment, schedule or exhibit hereto.

         SECTION 17.14. SPECIFIC PERFORMANCE.
                        --------------------

         The parties hereto acknowledge that monetary damages could not adequately compensate either party hereto in the event of a breach of this Agreement by the other, that the non-breaching party would suffer irreparable harm in the event of such breach and that the non-breaching party shall have, in addition to any other rights or remedies it may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement hereof.

         SECTION 17.15. NO THIRD PARTY BENEFICIARIES.
                        ----------------------------

         The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. No future or present employee or customer of either of the parties nor their affiliates, successors or assigns or other person shall be treated as a third party beneficiary in or under this Agreement.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.


                                  AMERICAN BANK



                                  By: /s/ James E. Plack
                                      ------------------------------------------
                                  Name: James E. Plack
                                  Title:   President and Chief Executive Officer



                                  BALTIMORE COUNTY SAVINGS BANK



                                  By: /s/ Joseph Bouffard
                                      ------------------------------------------
                                  Name: Joseph Bouffard
                                  Title:   President and Chief Executive Officer